EXHIBIT 21.01

SUBSIDIARIES OF MARTIN MARIETTA MATERIALS, INC.

AS OF JANUARY 31, 2014

Name of Subsidiary	Percent Owned

Alamo Gulf Coast Railroad Company, a Texas corporation	99.5%[1]

Alamo North Texas Railroad Company, a Texas corporation	99.5%[2]

American Aggregates Corporation, a North Carolina corporation	100%

American Materials Technologies, LLC, a Tennessee limited liability company	100%[3]

American Stone Company, a North Carolina corporation	50%[4]

Bahama Rock Limited, a Bahamas corporation	100%

Campbell’s C-Ment Contracting, Inc., a Colorado corporation	100%[5]

FRI Ready Mix of Tennessee, LLC, a Florida limited liability company	100%[6]

Granite Canyon Quarry, a Wyoming joint venture	100%

Harding Street Corporation, a North Carolina corporation	100%

HSMM LLC, a North Carolina limited liability company	100%

Hunt Martin Materials, LLC, a Delaware limited liability company	50%[7]

Martin Bauerly Materials, LLC, a Delaware limited liability company	67%[8]

[1]	Alamo Gulf Coast Railroad Company is owned by Martin Marietta Materials Southwest, Inc. (99.5%) and certain individuals (0.5%).
[2]	Alamo North Texas Railroad Company is owned by Martin Marietta Materials Southwest, Inc. (99.5%) and certain individuals (0.5%).
[3]	American Materials Technologies, LLC is a wholly owned subsidiary of Meridian Aggregates Company, a Limited Partnership.
[4]	Martin Marietta Materials, Inc. owns a 50% interest in American Stone Company.
[5]	Campbell’s C-Ment Contracting, Inc. is a wholly-owned subsidiary of Suburban Acquisition Company.
[6]	FRI Ready Mix of Tennessee, LLC is a wholly owned subsidiary of American Materials Technologies, LLC.
[7]	Hunt Martin Materials, LLC is owned 45% by Martin Marietta Materials, Inc. and 5% by Martin Marietta Materials of Missouri, Inc., a wholly owned subsidiary of Martin Marietta Materials, Inc.
[8]	Martin Bauerly Materials, LLC is owned 67% by Martin Marietta Materials, Inc. and 33% by Knife River Corporation – North Central

Martin Marietta Composites, Inc., a Delaware corporation	100%
Martin Marietta Employee Relief Foundation, a Delaware Not for Profit corporation	100%
Martin Marietta Funding LLC, a Delaware limited liability company	100%
Martin Marietta Magnesia Specialties, LLC, a Delaware limited liability company	100%
Martin Marietta Materials Canada Limited, a Nova Scotia, Canada corporation	100%
Martin Marietta Materials of Missouri, Inc., a Delaware corporation	100%
Martin Marietta Materials Real Estate Investments, Inc., a North Carolina corporation	100%
Martin Marietta Materials Southwest, Inc., a Texas corporation	100%
Material Producers, Inc., an Oklahoma corporation	100%[9]
Meridian Aggregates Company, a Limited Partnership, a North Carolina limited partnership	100%[10]
Meridian Aggregates Company Northwest, LLC, a North Carolina limited liability company	100%[11]
Meridian Aggregates Company Southwest, LLC, a North Carolina limited liability	100%[12]
Meridian Aggregates Investments, LLC, a North Carolina limited liability company	100%[13]
Meridian Granite Company, a North Carolina corporation	100%[14]

[9]	Material Producers, Inc. is a wholly owned subsidiary of Martin Marietta Materials Southwest, Inc.
[10]	Meridian Aggregates Company, a Limited Partnership is owned 98% by Meridian Aggregates Investments, LLC. The remaining 2% is owned by Martin Marietta Materials, Inc.
[11]	Martin Marietta Materials, Inc. is the sole member of Meridian Aggregates Company Northwest, LLC.
[12]	Martin Marietta Materials Southwest, Inc. is the sole member of Meridian Aggregates Company Southwest, LLC.
[13]	Meridian Aggregates Investments, LLC is owned 99% by Martin Marietta Materials, Inc. and 1% by Martin Marietta Materials Real Estate Investments, Inc.
[14]	Meridian Granite Company is a wholly owned subsidiary of Meridian Aggregates Company, a Limited Partnership.

Mid South-Weaver Joint Venture, a North Carolina joint venture	50%[15]
Mid-State Construction & Materials, Inc., an Arkansas corporation	100%
MTD Pipeline LLC, a Delaware limited liability company	50%[16]
Powderly Transportation, Inc., a North Carolina corporation	100%[17]
Project Holdings, Inc., a North Carolina corporation	100%
R&S Sand & Gravel, LLC, a North Carolina limited liability company	100%[18]
Rocky Mountain Ready Mix Concrete, Inc., a Colorado corporation	100%[19]
Suburban Acquisition Company, a Colorado corporation	100%
Theodore Holding, LLC, a Delaware limited liability company	60.7%[20]
Valley Stone LLC, a Virginia limited liability company	50%[21]

[15]	Mid South-Weaver Joint Venture is owned 50% by Martin Marietta Materials, Inc.
[16]	Martin Marietta Magnesia Specialties, LLC, a wholly owned subsidiary of Martin Marietta Materials, Inc., owns a 50% interest in MTD Pipeline LLC.
[17]	Powderly Transportation, Inc. is a wholly owned subsidiary of Meridian Aggregates Company, a Limited Partnership.
[18]	Martin Marietta Materials, Inc. is the manager of and owns a 90% interest in R&S Sand & Gravel, LLC. The other 10% is owned by Harding Street Corporation, a wholly owned subsidiary of Martin Marietta Materials, Inc.
[19]	Rocky Mountain Ready Mix Concrete, Inc. is a wholly-owned subsidiary of Campbell’s C-Ment Contracting, Inc.
[20]	Martin Marietta Materials, Inc. is the manager of and owns a 60.7% interest in Theodore Holding, LLC.
[21]	Martin Marietta Materials, Inc. is the manager of and owns a 50% interest in Valley Stone LLC.